UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2026

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2026, SLM Corporation (the “Company”) closed an offering of $500,000,000 aggregate principal amount of 6.495% Fixed-to-Floating Rate Senior Notes due 2032 (the “Notes”) issued by the Company (the “Offering”).

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-281147) (the “Registration Statement”). The Company has filed with the SEC a prospectus supplement dated May 6, 2026, together with the accompanying prospectus dated July 31, 2024, relating to the offer and sale of the Notes.

The Notes were issued under an indenture dated June 17, 2015 (the “Base Indenture”) with Deutsche Bank National Trust Company, as trustee, as supplemented by the fifth supplemental indenture dated May 15, 2026 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Notes will mature on May 15, 2032 (the “Maturity Date”). During the period from and including May 15, 2026 to, but excluding May 15, 2031, the Notes will bear interest at the rate of 6.495% per annum. Such interest will be payable semi-annually, in arrears, on May 15 and November 15, of each year, beginning on November 15, 2026, and ending on May 15, 2031. During the period from, and including, May 15, 2031, to, but excluding, the Maturity Date, the Notes will bear interest at a floating rate per annum equal to the Benchmark plus 271 basis points, as determined in arrears by the Calculation Agent in the manner described in the Supplemental Indenture. Such interest will be payable quarterly, in arrears, on August 15, 2031, November 15, 2031, February 15, 2032 and the Maturity Date.

The Company may redeem the Notes, in whole or in part, at any time at the applicable redemption prices, as set forth in the Indenture. In addition, if the Company experiences certain change of control events with respect to the Notes, it must offer to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a purchase price equal to 101% of the principal amount of Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Company intends to use the net proceeds from the Offering to fund the purchase of the Company’s 3.125% senior notes due 2026 (the “2026 Notes”) together with accrued and unpaid interest, and the payment of related fees and expenses, pursuant to the tender offer announced by the Company (the “Tender Offer”). To the extent any net proceeds remain after the consummation of the Tender Offer, the Company intends to use such net proceeds to repay at their maturity any 2026 Notes that remain outstanding after the Tender Offer. In connection therewith, the Company expects to satisfy and discharge the indenture governing the 2026 Notes as it applies to the 2026 Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the form of the Notes, which are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and the Base Indenture, which was previously incorporated by reference into the Registration Statement pursuant to Exhibit 4.3 to the Company’s Registration Statement on Form S-3ASR filed on July 31, 2024. A copy of the opinion of Davis Polk & Wardwell LLP, special New York counsel to the Company, relating to the validity of the Notes, is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1; and a consent relating to such incorporation of such opinion is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 23.1 by reference to its inclusion within Exhibit 5.1.

ITEM 8.01. OTHER EVENTS.

On May 6, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, in connection with the Offering. The Underwriting Agreement includes the terms and conditions for the offering and sale of the Notes, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 6, 2026, among SLM Corporation, J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein

4.1	Fifth Supplemental Indenture dated as of May 15, 2026, between SLM Corporation and Deutsche Bank National Trust Company, as trustee

4.2	Form of Fixed-to-Floating Rate Senior Note due 2032

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026

SLM CORPORATION

By:	/s/ Peter M. Graham
	Name:	Peter M. Graham
	Title:	Co-President and Chief Financial Officer